UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 30, 2006

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY

Certain statements contained herein are "Forward-Looking Statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-Looking Statements may be identified by reference to a future period or periods or by the use of forward looking terminology such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "may," "objectives," "plans," "possible," "potential," "projects" or similar terms or variations of these terms. Actual results may differ materially from those set forth in Forward-Looking Statements as a result of certain risks and uncertainties, including but not limited to those risks and uncertainties described in Risk Factors and under the headings "Factors Affecting Results, Liquidity and Capital Resources" and "Cautionary Factors" in Management's Discussion and Analysis of Financial Condition and Results of Operations contained in each of Wisconsin Energy Corporation's and Wisconsin Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 30, 2006, Wisconsin Electric Power Company, a subsidiary of Wisconsin Energy Corporation, entered into a new five-year unsecured $500 million revolving credit facility and letter of credit facility with a syndicate of commercial banks, including U.S. Bank National Association as Administrative Agent and Fronting Bank. This new facility replaces Wisconsin Electric's $250 million credit facility that was scheduled to expire in June 2007 and $125 million credit facility that was scheduled to expire in November 2007. The facility fee payable on the new facility is five basis points (0.05%) annually and can vary from time to time based on Wisconsin Electric's long-term senior unsecured debt ratings. If any amounts are drawn, Wisconsin Electric may elect either: (i) a Base Rate interest rate equal to the higher of (a) the rate publicly announced by U.S. Bank as its base rate from time to time and (b) 1/2 of 1% per annum above the Federal Funds Rate; or (ii) a Eurodollar Rate equal to LIBOR plus a certain percentage (currently 15 basis points (0.15%)) that can vary from time to time based upon Wisconsin Electric's long-term senior unsecured debt ratings. Should more than 50% of the commitments be utilized, the Base Rate and Eurodollar Rate would increase by a certain percentage (currently five basis points (0.05%)) that can vary from time to time based upon Wisconsin Electric's long-term senior unsecured debt ratings.

On March 30, 2006, Wisconsin Gas LLC, a subsidiary of Wisconsin Energy, entered into a new five-year unsecured $300 million revolving credit facility and letter of credit facility with a syndicate of commercial banks, including Citibank, N.A. as Administrative Agent and U.S. Bank National Association as Fronting Bank. This new facility replaces Wisconsin Gas' $200 million credit facility that was scheduled to expire in June 2007. The facility fee payable on the new facility is five basis points (0.05%) annually and can vary from time to time based on Wisconsin Gas' long-term senior unsecured debt ratings. If any amounts are drawn, Wisconsin Gas may elect either: (i) a Base Rate interest rate equal to the higher of (a) the rate publicly announced by Citibank as its base rate from time to time and (b) 1/2 of 1% per annum above the Federal Funds Rate; or (ii) a Eurodollar Rate equal to LIBOR plus a certain percentage (currently 15 basis points (0.15%)) that can vary from time to time based upon Wisconsin Gas' long-term senior unsecured debt ratings. Should more than 50% of the commitments be utilized, the Base Rate and Eurodollar Rate would increase by a certain percentage (currently five basis points (0.05%)) that can vary from time to time based upon Wisconsin Gas' long-term senior unsecured debt ratings.

Each facility requires the payment of certain fees associated with the issuance of letters of credit and administrative fees.

The new facilities contain customary covenants, including certain lien limitations, limitations on the ability of each of Wisconsin Electric and Wisconsin Gas to sell or lease assets and a requirement that each of Wisconsin Electric and Wisconsin Gas, subject to certain exceptions, maintain a total funded debt to capitalization ratio of no more than 0.65 to 1.0. The new facilities also contain standard provisions related to conditions of borrowing, as well as customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, bankruptcy proceedings, defaults under other agreements, certain judgments, ERISA defaults and change of control.

These facilities are intended for commercial paper liquidity support and general business purposes and are currently expected to be undrawn. However, Wisconsin Electric has issued certain letters of credit under its new facility to replace letters of credit under the old facilities, and each of Wisconsin Electric and Wisconsin Gas may issue letters of credit under its respective facility in the future.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

Effective March 30, 2006, Wisconsin Electric terminated its Credit Agreement, dated as of June 23, 2004, among Wisconsin Electric, the Lenders identified therein, and U.S. Bank National Association, as Administrative Agent, and its Credit Agreement, dated as of November 1, 2004, among Wisconsin Electric, the Lenders identified therein, and JPMorgan Chase Bank, as Administrative Agent.

Effective March 30, 2006, Wisconsin Gas terminated its Credit Agreement, dated as of June 23, 2004, among Wisconsin Gas, the Lenders identified therein, and Citibank, N.A., as Administrative Agent, and U.S. Bank National Association, as Fronting Bank.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET
                    ARRANGEMENT OF A REGISTRANT.

The information included pursuant to Item 1.01 is incorporated under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 3, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: April 3, 2006	Stephen P. Dickson -- Vice President and Controller;
Principal Accounting Officer